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                                                                      EXHIBIT 10

                         CITIZENS COMMUNICATIONS COMPANY
                              Three High Ridge Park
                               Stamford, CT 06905


                                           As of October 1, 2000




Mr. Leonard Tow
160 Lantern Ridge Road
New Canaan, CT 06840

Dear Mr. Tow:

      Reference is made to that certain employment agreement entered into between us as of October 1, 2000 pursuant to which we employed you as our chief executive (the "Agreement") and in particular to the 750,000 Additional Restricted Shares referenced in Section 3bA of the Agreement and the 250,000 shares of our Common stock referenced in Section 3d of the Agreement. These shares, aggregating 1,000,000 shares of our Common Stock, are referred to as "the Shares."

      We are now mutually desirous of clarifying and modifying the Agreement with respect to the date that the Shares are to be issued and delivered.

      Accordingly it is agreed that for good and valuable consideration, each to the other in house pair, and the receipt and adequacy which is mutually acknowledged, the Agreement is modified as follows:

                  1.    The shares are to be issued in your name on May 1, 2001.


                  2. The shares shall remain subject to the restrictions as provided for in the Agreement (the "Restrictions").

                  3. Although issued in your name, the Shares are to be delivered to Illinois Stock Transfer Company of Chicago, Illinois, to be held by him until the Restrictions lapse as provided for in the Agreement.

                  4. Upon the lapse of the Restrictions Illinois Stock Transfer Company of Chicago.



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Mr. Leonard Tow
April 10, 2001
Page 2


                        Illinois, is to deliver the Shares to you or to your personal representatives, as the case may be, reduced in number, if applicable, by the provisions of the Agreement relating to the EBIDTA Formula and the Further Restrictions as said terms are defined in the Agreement. The shares which are to be subtracted from the Shares shall be returned to us.

      It is agreed that the Shares which are to be issued to you are treasury shares currently held by us in our treasury.

                                               Very truly yours,

                                               Citizens Communications Company


                                               By: /s/ Rudy Graf
                                                  ------------------------------
                                                  PRESIDENT


Agreed to:


 /s/ Leonard Tow
----------------------------
Leonard Tow